Pacific State Bancorp Reports Earnings for the Second Quarter of 2008
Over 60 Consecutive Quarters of Positive Earnings

Stockton, California –July 17, 2008

Steven A. Rosso, President and C.E.O. of Pacific State Bancorp (NASDAQ Global Market/PSBC), the parent company of Pacific State Bank, today reported second quarter 2008 profits and asset growth for the Stockton, California based financial institution:

•	Net income for the quarter ended June 30, 2008 decreased 58.6% to $579,000 from the second quarter of 2007.
•	Net income for the six months ended June 30, 2008 decreased 38.8% to $1,673,000 from the first half of 2007.
•	Total Assets as of June 30, 2008 increased 5.3% or 10.7% annualized to $453,915,000 from December 31, 2007.

Mr. Rosso is excited to report that with this quarter’s release, the Bank has achieved positive quarterly earnings for over 15 years or 60 consecutive quarters.  Despite the troubled economic times for financial institutions, the Company continues to outperform many of it’s peers and is dedicated to continuing it’s successful record.  In addition, the Bank remains free of any other real estate owned on it’s balance sheet.

Mr. Rosso noted that the decreased income performance is primarily the result of the Bank experiencing a contraction in its net interest margin and increased provision for loan losses.  The contraction of the net interest margin is the result of the more rapid downward repricing of the Bank’s interest earning assets, after the Federal Reserve rate cuts, than the Bank’s repricing of interest bearing liabilities.  For more information on the net interest margin, please see the Yield Analysis statements included below in this report.  The increase in the provision for loan losses is the result of a deteriorating economic environment and the inability of specific customers to repay loan commitments.  The bank continues to monitor it’s non-performing assets very closely.

Continuing from the first quarter, the Bank has begun to experience a repricing of liabilities.  Repricing of time deposits led to a decrease in deposit interest expense during May and June while average balances increased.  In addition to the repricing of the interest bearing deposits, interest rate changes in the market and deposit growth have allowed the Bank to prepay certain borrowings and will allow the bank to reduce wholesale borrowings to $20 million in early July from $35 million at June 30, 2008 and $40 million at December 31, 2007.  Management believes a decreased level of borrowing and repricing of interest bearing deposits will have its greatest impact in the third quarter and early fourth quarter of 2008.

The Bank has experienced an increase in nonperforming loans from $432,000 at December 31, 2007 to $3,706,000 or 1.14% of gross loans at June 30, 2008.  The increase in nonperforming loans is the result of a  decline in real estate values in the region where the Bank operates, forcing the Bank to place certain loans into foreclosure.  Bank’s management has immediately placed on non-accrual status any loan secured by real estate, for which a notice of default has been delivered.  The increase in nonperforming loans has prompted Management to increase the provision for loan losses over 2007 levels by $545 thousand for the quarter ended June 30, 2008 and $590 thousand for the six months ended June 30, 2008.  At present, management believes that the level of allowance for loan losses currently recorded is sufficient to provide for both specifically identified and probable losses.

Management has been proactive in working with problem customers to repay loans that have become delinquent or have the potential to become delinquent.  In most cases, personal guarantees and collateral value are sufficient to repay outstanding principal and interest.  In the cases where collateral value and personal guarantees have fallen short of the principal and interest owed on the loans, management has reserved for the estimated potential loss.  Management has ordered real estate appraisals on all new or renewed loans and on loans which are in foreclosure that are secured by real estate.  Management has also been proactive in ordering real estate appraisals on loans with potential problems.  Appraisals received thus far indicate generally that overall collateral levels remain sufficient to repay the loans secured by the real estate in case of default.  Management has also reviewed all home equity lines of credit for current loan to values, credit quality and or performance issues.  If issues are identified, the debt availability is frozen and reductions or new terms are obtained.  Management believes that overall real estate values remain sufficient in a declining market due to the conservative lending policies of the Bank.

In addition to a contracting net interest margin, the Bank has also experienced a decline in non-interest income of $109,000 from 2007 second quarter levels.  The decline has been the result of decreased mortgage fees and prepayment penalties.

PSBC financial performance information for the three month period ending June 30, 2008 compared to the same quarter in the prior year is as follows:

Income Statement:

•	Total Interest Income: $7,234,000, a decrease of $898,000 or 11%.
•	Total Interest Expense: $3,386,000, an increase of $93,000 or 2.7%.
•	Net Interest Income: $3,850,000, a decrease of $803,000 or 17.3%.
•	Non-Interest Income: $597,000, a decrease of $109,000 or 15.4%.
•	Non-Interest Expense: $2,825,000, a decrease of $177,000 or 5.9%.
•	Provision for loan losses: $600,000, an increase of $545,000 or 990.9%.
•	Net Income: $579,000, a decrease of $819,000 or 58.6%.
•	Efficiency Ratio: 63.6% deteriorating from 56.0%.
•	Basic Earnings Per Share: $0.16, a decrease of $0.22 per share or 57.9%.
•	Diluted Earnings Per Share: $0.15, a decrease of $0.20 per share or 57.1%.
•	ROAA: Annualized rate of 0.52%, a decrease of 89 basis points from 1.41%
•	ROAE: Annualized rate of 6.64%, a decrease of 11.54% from 18.18%

PSBC financial performance information for the six month period ending June 30, 2008 compared to the same time period in the prior year is as follows:

Income Statement:

•	Total Interest Income: $14,535,000, a decrease of $1,103,000 or 7.1%.
•	Total Interest Expense: $6,768,000, an increase of $114,000 or 1.7%.
•	Net Interest Income: $7,767,000, a decrease of $1,217,000 or 13.5%.
•	Non-Interest Income: $1,069,000, a decrease of $323,000 or 23.2%.
•	Non-Interest Expense: $5,320,000, a decrease of $381,000 or 6.7%.
•	Provision for loan losses: $810,000, an increase of $590,000 or 268.2%.
•	Net Income: $1,673,000, a decrease of $1,062,000 or 38.8%.
•	Efficiency Ratio: 60.2% deteriorating from 54.9%.
•	Basic Earnings Per Share: $0.45, a decrease of $0.30 per share or 39.8%.
•	Diluted Earnings Per Share: $0.43, a decrease of $0.25 per share or 36.8%.
•	ROAA: Annualized rate of 0.77%, a decrease of 65 basis points from 1.42%
•	ROAE: Annualized rate of 9.60%, a decrease of 8.69% from 18.29%

PSBC June 30, 2008 compared to December 31, 2007 annual financial performance information was as follows:

Balance Sheet:

•	Total Federal Funds and Investment Securities: $82,532,000, an increase of $9,300,000 or an annualized 25.7%.
•	Net Loans: $321,502,000, an increase of $13,044,000 or an annualized 8.6%.
•	Total Assets: $453,915,000, an increase of $22,841,000 or an annualized 10.7%.
•	Non-Interest Bearing Deposits: $67,123,000, an increase of $52,000 or an annualized 0.2%.
•	Total Deposits: $371,404,000, an increase of $29,583,000 or an annualized 17.5%.
•	Total Borrowings: Decreased from $40,000,000 to $35,000,000.
•	Total Shareholders’ Equity: $34,955,000, an increase of $919,000 or an annualized 5.5%.

Attached are certain unaudited financial statements supporting the financial information summarized above.  Further inquiries should be directed to Mr. Rosso at 209-870-3214, or by mail to P.O. Box 1649, Stockton, California 95201.  Additional information also can be obtained by visiting the Company website –www.pacificstatebank.com.

SAFE HARBOR: Except for historical information contained herein, the statements contained in this press release include forward-looking statements within the meaning of the "safe harbor" provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described from time to time in Pacific State Bancorp's Securities and Exchange Commission filings, including its Annual Reports on Form 10-K and quarterly reports on Form 10-Q. Pacific State Bancorp disclaims any intent or obligation to update these forward-looking statements.

PACIFIC STATE BANCORP AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited	June 30,	December 31,
(Dollars in thousands)	2008	2007
ASSETS
Cash and due from banks	$16,079	$13,794
Federal funds sold	35,091	31,880
Total cash and cash equivalents	51,170	45,674
Interest bearing deposits at other banks	-	3,000
Investment securities	47,441	41,352
Loans, less allowance for loan losses of $3,427 in 2008 and $3,948 in 2007	321,502	308,458
Premises and equipment, net	15,234	14,269
Company owned life insurance	8,160	8,025
Accrued interest receivable and other assets	10,407	10,296
Total assets	$453,914	$431,074
LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
Non-interest bearing	$67,123	$67,071
Interest bearing	304,281	274,750
Total deposits	371,404	341,821
Other borrowings	35,000	40,000
Subordinated debentures	8,764	8,764
Accrued interest payable and other liabilities	3,791	6,453
Total liabilities	418,959	397,038
Commitments and contingencies
Shareholders' equity:
Preferred stock - 2,000,000 shares authorized; none issued or outstanding	-	-
Common stock - no par value; 24,000,000 shares authorized; issued and outstanding –3,715,598 shares in 2008 and 3,707,698 shares in 2007	10,645	10,418
Retained earnings	25,678	24,004
Accumulated other comprehensive loss, net of taxes	(1,368)	(386)
Total shareholders' equity	34,955	34,036
Total liabilities and shareholders' equity	$453,914	$431,074

PACIFIC STATE BANCORP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except per share data)	2008	2007	2008	2007
Interest income:
Interest and fees on loans	$6,201	$7,300	$12,677	$14,142
Interest on Federal funds sold	141	348	256	669
Interest on investment securities	892	484	1,602	827
Total interest income	7,234	8,132	14,535	15,638

Interest expense:
Interest on deposits	2,860	3,239	5,658	6,156
Interest on other borrowings	418	55	848	121
Interest on subordinated debentures	108	185	262	377
Total interest expense	3,386	3,479	6,768	6,654

Net interest income before provision for loan losses	3,848	4,653	7,767	8,984
Provision for loan losses	600	55	810	220
Net interest income after provision for loan losses	3,248	4,598	6,957	8,764

Non-interest income:
Service charges	223	217	460	438
Gain on sale of loans	132	19	151	28
Other income	242	470	458	926
Total non-interest income	597	706	1,069	1,392

Non-interest expenses:
Salaries and employee benefits	1,282	1,506	2,550	2,988
Occupancy	302	277	565	563
Furniture and equipment	195	200	374	367
Other expenses	1,046	1,019	1,831	1,783
Total non-interest expenses	2,825	3,002	5,320	5,701

Income before provision for income taxes	1,020	2,302	2,706	4,455
Provision for income taxes	441	904	1,033	1,720
Net income	$579	$1,398	$1,673	$2,735

Basic earnings per share	$0.16	$0.38	$0.45	$0.75

Diluted earnings per share	$0.15	$0.35	$0.43	$0.68

PACIFIC STATE BANCORP
Yield Analysis
	For The Three Months Ended June 30,
(Dollars in thousands)	2008			2007
		Interest	Average		Interest	Average
	Average	Income or	Yield or	Average	Income or	Yield or
Assets:	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans	$329,055	$6,201	7.58%	$295,030	$7,300	9.92%
Investment securities	51,341	892	7.00%	37,310	484	5.20%
Federal funds sold	28,908	129	1.79%	27,424	348	5.09%
Interest Bearing Deposits in Banks	1,187	12	4.07%	0	0	0.00%
Total average earning assets	$410,491	$7,234	7.09%	$359,764	$8,132	9.07%

Non-earning assets:
Cash and due from banks	13,669			16,644
Bank premises and equipment	14,953			12,365
Other assets	15,619			10,480
Allowance for loan loss	(3,036)			(2,702)
Total average assets	$451,696			$396,551

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits

Interest-bearing Demand	$68,752	$399	2.33%	$84,522	$622	2.95%
Savings	5,394	7	0.52%	5,343	13	0.98%
Time Deposits	227,825	2,454	4.33%	196,233	2,604	5.32%
Other borrowing	47,857	526	4.42%	13,564	240	7.10%

Total average interest-bearing liabilities	$349,828	$3,386	3.89%	$299,662	$3,479	4.66%

Noninterest-bearing liabilities:
Demand deposits	62,853			63,893
Other liabilities	3,923			2,157
Total average liabilities	416,604			365,712
Shareholders' equity:	35,092			30,839
Total average liabilities and shareholders' equity	$451,696			$396,551

Net interest income		$3,848			$4,653

Net interest margin			3.77%			5.19%

PACIFIC STATE BANCORP
Yield Analysis
	For Six Months Ended June 30,
(Dollars in thousands)	2008			2007
		Interest	Average		Interest	Average
	Average	Income or	Yield or	Average	Income or	Yield or
Assets:	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans	$325,236	$12,677	7.84%	$293,728	$14,142	9.71%
Investment securities	49,561	1,559	6.33%	31,945	821	5.18%
Federal funds sold	21,037	256	2.45%	26,393	669	5.11%
Interest Bearing Deposits in Banks	2,093	43	4.13%	215	6	5.63%
Total average earning assets	$397,927	$14,535	7.35%	$352,281	$15,638	8.95%

Non-earning assets:
Cash and due from banks	13,482			16,316
Bank premises and equipment	14,705			12,176
Other assets	15,980			11,454
Allowance for loan loss	(3,520)			(2,623)
Total average assets	$438,574			$389,604

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits

Interest-bearing Demand	$68,917	$788	2.30%	$86,181	$1,230	2.88%
Savings	5,376	14	0.52%	5,468	27	1.00%
Time Deposits	214,217	4,856	4.56%	187,687	4,899	5.26%
Other borrowing	48,487	1,110	4.60%	13,677	498	7.34%

Total average interest-bearing liabilities	$336,997	$6,768	4.04%	$293,013	$6,654	4.58%

Noninterest-bearing liabilities:
Demand deposits	62,229			64,609
Other liabilities	4,309			1,826
Total average liabilities	403,535			359,448
Shareholders' equity:	35,039			30,156
Total average liabilities and shareholders' equity	$438,574			$389,604

Net interest income		$7,767			$8,984

Net interest margin			3.93%			5.14%